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                                                                 EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Form 10-K/A of Fleetpride, Inc of our report dated March 30, 2000 relating to the financial statements and financial statement schedule of Fleetpride Corporation.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Chicago, Illinois
April 27, 2000